As filed with the Securities and Exchange Commission on September 3, 1997.
                                                        Registration No.
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               ------------

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------

                              CVS CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)


Delaware                                                 05-0494040
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation)                                      Identification Number)

                               One CVS Drive
                      Woonsocket, Rhode Island 02895
       (Address, Including Zip Code, of Principal Executive Offices)

                               ------------

                 CVS CORPORATION 1996 DIRECTORS STOCK PLAN
               CVS CORPORATION OMNIBUS STOCK INCENTIVE PLAN
             CVS CORPORATION 1989 DIRECTORS STOCK OPTION PLAN
                         (Full Title of the Plans)

                               ------------

                            Charles C. Conaway
           Executive Vice President and Chief Financial Officer
                              CVS Corporation
                               One CVS Drive
                           Woonsocket, RI 02895
                              (401) 765-1500
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                               ------------

                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                      Proposed      Proposed
Title of                              Maximum       Maximum
Security             Amount           Offering      Aggregate      Amount of
To Be                To Be            Price Per     Offering       Registration
Registered           Registered(1)    Share (2)     Price (2)      Fee
------------------------------------------------------------------------------

Common Stock         2,933,553         $56.875     $166,845,827     $50,559
($.01 par value)     Shares
------------------------------------------------------------------------------

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions (pursuant to 17 CFR Sec. 230.416).

(2) The 2,933,553 shares are issuable under the CVS Corporation ("CVS") 1996 Directors Stock Plan, the CVS Omnibus Stock Incentive Plan, and the CVS 1989 Directors Stock Option Plan. In accordance with Rule 457(c) and
    (h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low sales price of CVS common stock on the New York Stock Exchange on August 29, 1997.



                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


This CVS Corporation ("CVS") registration statement relates to 2,933,553 shares of and/or options on common stock, par value $.01 per share, of CVS ("CVS Common Stock") to be offered pursuant to the CVS 1996 Directors Stock Plan, the CVS Omnibus Stock Incentive Plan, and the CVS 1989 Directors Stock Option Plan. CVS has previously filed with the Securities Exchange Commission a registration statement on Form S-8 for 5,000,000 shares of CVS Common Stock issued or to be issued pursuant to the CVS Omnibus Stock Incentive Plan.



Item 3.  Incorporation of Certain Documents By Reference

CVS hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents filed with the Securities Exchange Commission (File No. 1-1011):

      (1) The CVS Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (amended by Form 10-K/A filed April 17, 1997);

      (2) The CVS/Revco D.S., Inc. Joint Proxy Statement/Prospectus contained in CVS' Schedule 14A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 23, 1997;

      (3) The CVS Current Reports on Form 8-K filed on February 7, 1997, March 26, 1997, May 31, 1997, July 16, 1997 and July 17, 1997 (as amended by Form 8-K/A filed on July 23, 1997);

      (4) The CVS Registration Statement on Form S-8 filed under the Securities Act of 1933, as amended, on May 7, 1991;

      (5) All other reports filed by CVS pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1996; and

      (6) The description of the CVS Common Stock contained in the CVS Registration Statement on Form 8-B filed under the Exchange Act on November 5, 1996.

      (7) All documents filed by CVS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


Item 6.  Indemnification of Officers And Directors

Exculpation. Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

The CVS Certificate of Incorporation limits the personal liability of a director to CVS and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The CVS Certificate of Incorporation provides for indemnification of directors and officers of CVS against liability they may incur in their capacities as such to the fullest extent permitted under the Delaware Law.

Insurance. CVS has in effect Directors and Officers Liability Insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. This insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, Pennsylvania; Federal Insurance Company of Warren, New Jersey; Royal Indemnity Company of Charlotte, North Carolina; Columbia Casualty Insurance Company of Chicago, Illinois; St. Paul Surplus Lines Company of St. Paul, Minnesota; and Reliance Insurance Company of Philadelphia, Pennsylvania. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

Revco Directors and Officers. The Agreement and Plan of Merger dated as of February 6, 1997, as amended as of March 19, 1997, among CVS, Revco D.S., Inc. ("Revco") and North Acquisition Corp., a wholly owned subsidiary of CVS (the "Merger Agreement"), provides that CVS will cause Revco and its Subsidiaries to indemnify (including the payment of reasonable fees and expenses of legal counsel) the current or former directors or officers of Revco to the fullest extent permitted by law for damages and liabilities arising out of facts and circumstances occurring at or prior to the Effective Time. The Merger Agreement also provides that for a period of six years following May 29, 1997 (the "Effective Time"), CVS will cause to be maintained in effect Revco's existing policies of directors' and officers' liability insurance as in effect on February 6, 1997 (provided that CVS may substitute policies with reputable and financially sound carriers having at least the same coverage and amounts and containing terms and conditions that are no less advantageous) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the annual premium for such insurance during such six-year period exceeds 200% of the annual premiums paid by Revco as of February 6, 1997 for such insurance (such 200% amount, the "Maximum Premium") then CVS will cause Revco to provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to the Maximum Premium.


Item 8.  Exhibits


Exhibit
Number   Description
------   -----------

5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of Davis Polk & Wardwell (included in the opinion filed as
         Exhibit 5 to this Registration Statement).

24       Power of Attorney.


Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on September 3, 1997.



                                         CVS CORPORATION
                                         (Registrant)

Date: September 3, 1997                  By: /s/ Charles C. Conaway
                                             ----------------------
                                         Charles C. Conaway
                                         Executive Vice President and
                                         Chief Financial Officer

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                                      Title                               Date
-------------------------------    --------------------------------------------   -----------------

            *                      Chairman of the Board, Chief Executive         September 3, 1997
---------------------------        Officer and Director (Principal Executive
(Stanley P. Goldstein)             Officer)


/s/ Charles C. Conaway             Executive Vice President and Chief             September 3, 1997
---------------------------        Financial Officer (Principal Financial and
(Charles C. Conaway)               Accounting Officer)


            *                      Director                                       September 3, 1997
---------------------------
(Allan J. Bloostein)


            *                      Director                                       September 3, 1997
---------------------------
(W. Don Cornwell)


            *                      Director                                       September 3, 1997
---------------------------
(Thomas P. Gerrity)


            *                      Director                                       September 3, 1997
---------------------------
(William H. Joyce)


            *                      Director                                       September 3, 1997
---------------------------
(Terry R. Lautenbach)


            *                      Director                                       September 3, 1997
---------------------------
(Terrence Murray)


            *                      Director                                       September 3, 1997
---------------------------
(Sheli Z. Rosenberg)


            *                      Vice Chairman of the Board, Chief              September 3, 1997
---------------------------        Operating Officer and Director
(Thomas M. Ryan)


            *                      Director                                       September 3, 1997
---------------------------
(Ivan G. Seidenberg)


            *                      Director                                       September 3, 1997
---------------------------
(Patricia Carry Stewart)


            *                      Director                                       September 3, 1997
---------------------------
(Thomas O. Thorsen)


            *                      Director                                       September 3, 1997
---------------------------
(M. Cabell Woodward, Jr.)


*/s/ Charles C. Conaway                                                           September 3, 1997
---------------------------
(Charles C. Conaway)
Attorney-in-Fact